                                                                     EXHIBIT 3.9

                              [LOGO APPEARS HERE]
                        COMPANIES COMMISSION OF MALAYSIA


                                     FORM 13

                               COMPANIES ACT, 1965

                                [Section 23 (2)]
Company No:

----------
59884    D
----------


                     DECLARATION OF ORGANIZATION NAME CHANGE

                             This is to certify that



                           CHIPPAC MALAYSIA SDN. BHD.


    Which was incorporated under the Companies Act 1965 on 3rd July 1980, as a private company, on this day 11th of August 2004 changed its name to


                        STATS CHIPPAC MALAYSIA SDN. BHD.


And that the company is a private company limited by shares.


Approved by the authorized signatory and seal in Kuala Lumpur on 11th August
2004.


[CHOP APEARS HERE]                                    /S/ PJTEH BT MAHMOOD
                                                        PJTEH BT MAHMOOD
                                               ASSISTANT REGISTRAR OF COMPANIES
                                                           MALAYSIA

                               [LOGO APPEARS HERE]
                             (Registry Of Companies)
                                    MALAYSIA


                                     FORM 13

                               COMPANIES ACT, 1965
                                [Section 23 (2)]

Company No:

----------
59884    D
----------


                     DECLARATION OF ORGANIZATION NAME CHANGE

                             This is to certify that



                          INTERSIL TECHNOLOGY SDN. BHD.


   Which was incorporated under the Companies Act 1965 on 3rd July 1980, as a private company, has on this day 10th August 2000 changed its name to

                            CHIPPAC MALAYSIA SDN BHD.


And that the company is a private company limited by shares.


Approved by the authorized signatory and seal in Kuala Lumpur on 10th August
2000.


[CHOP APPEARS HERE]                                 /S/ ANUAR BIN SHAMAD
                                                      ANUAR BIN SHAMAD
                                               ASSISTANT REGISTRAR OF COMPANIES
                                                            MALAYSIA

                               [LOGO APPEARS HERE]
                             (Registry Of Companies)
                                    MALAYSIA


                                     FORM 13

                               COMPANIES ACT, 1965
                                [Section 23 (2)]

Company No:

----------
59884    D
----------



                     DECLARATION OF ORGANIZATION NAME CHANGE

                             This is to certify that



                 HARRIS ADVANCED TECHNOLOGY (MALAYSIA) SDN. BHD.


   Which was incorporated under the Companies Act 1965 on 3rd July 1980 as a private company, has on this day 18th September 1999 changed its name to


                          INTERSIL TECHNOLOGY SDN. BHD.


And that the company is a private company limited by shares.


Approved by the authorized signatory and seal in Kuala Lumpur on 18th September 1999.


[CHOP APEARS HERE]                                   /S/ ANUAR BIN SHAMAD
                                                        ANUAR BIN SHAMAD
                                               ASSISTANT REGISTRAR OF COMPANIES
                                                           MALAYSIA

                             THE COMPANIES ACT, 1965
                                                                  [STAMP APPEARS
                                                                           HERE]
                                  -------------

                        PRIVATE COMPANY LIMITED BY SHARES

                                  -------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                 HARRIS ADVANCED TECHNOLOGY (MALAYSIA) SDN. BHD.

                                  -------------


         1. The name of the Company is "HARRIS ADVANCED TECHNOLOGY (MALAYSIA) SDN. Bhd.

         2. The registered office of the Company will be situated in Malaysia.

         3. The objects for which the Company is established are all or any of the following, it being intended that the objects or all or any of the objects specified in each paragraph of this clause shall except and unless where otherwise expressed in such paragraph be in no wise limited or restricted by reference to or inference from the terms of any other paragraph or group of paragraphs and shall be capable of being pursued as an independent object and either alone or in conjunction with all or any one or more of the other objects specified in the same or in any other paragraph or group of paragraphs and the discontinuance or abandonment of all or any of the business or objects hereinafter referred to shall not prevent the Company from carrying on any other business authorized to be carried on by the Company and it is hereby expressly declared that in the interpretation of this clause the meaning of any of the Company's objects shall not be restricted by reference to any other object or by the juxtaposition of two or more of them and that in the event of any ambiguity this clause shall be construed in such a way as to widen and not to restrict the powers of the Company:-

                  (1) To design, develop, manufacture, assemble, test, package, ship and sell semi-conductors and other electronic components and devices of any type, and electronic and electro-mechanical machines, systems, sub-systems, sub-assemblies and products of any kind.

                  (2) To import, produce, manufacture, export, distribute, purchase, sell trade and deal in either as principals or agents all manner of electronic and electrical components and equipment.


                                                             [CHOP APPEARS HERE]

                  (3) To carry on the business of electronic, electrical and mechanical engineers and manufacturers, workers and dealers in electronic and electrical apparatus and good and the manufacture, sale or hire of apparatus or goods to which the application of electronic, electricity or any like science or power that can be used as a substitute therefore, is or may be useful, convenient or ornamental, or any other business of a like nature.

                  (4) To carry on all or any of the businesses of manufacturers, installers, maintainers, repairers of and dealers in electronic and electrical appliances and apparatus of every description, and of and in radio, television and telecommunication requisites and supplies, and electronic and electrical apparatus, appliances, equipment and stores of all kinds.

                  (5) To purchase, subscribe for or otherwise acquire and hold shares, stock, debentures, debenture stock, bonds, obligations, and securities issued or guaranteed by any company whether constituted or carrying on business in Malaysia or elsewhere, and debentures, debenture stock, bonds, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, whether at home or abroad.

                  (6) To acquire any such shares, stock, debentures, debenture stock, obligations or securities by original subscription, tender, purchase, exchange or otherwise either for cash or a consideration other than cash and to subscribe for the same, either conditionally or otherwise and to underwrite, sub-underwrite or guarantee the subscription thereof in any manner and to exercise and enforce all or any of the rights and powers conferred by or incident to the ownership thereof.

                  (7) To issue debentures, debenture stock, bonds, obligations, and securities of all kinds, and to frame, constitute and secure the same, as may seem expedient, with full power to make the same transferable by delivery, or by instrument of transfer or otherwise, and either perpetual or terminable, and either redeemable or otherwise, and to charge or secure the same by trust, deed, or otherwise, on the undertaking of the Company, or upon any specific property and rights, present and future, of the Company (including, if thought fit, uncalled capital), or otherwise howsoever.

                                                             [CHOP APPEARS HERE]

                  (8) To invest money at interest on the security of immovable property or any interest therein or on the security of any movable property or assets of any kind and generally to lend and advance money with or without security upon such terms as may be arranged and to guarantee either with or without remuneration the payment of moneys or debts by any person or company and to guarantee the performance of any contracts, bond s or obligations and to discount, buy, sell and deal in bills, notes, warrants, coupons and other negotiable or transferable securities or documents.

                  (9) To facilitate and encourage the creation, issue or conversion of debentures, debenture stock, bonds, obligations, shares, stock and securities, and to act as trustees in connection with any such securities, and to take part in the conversion of business concerns and undertakings into companies.

                  (10) To take part in the formation, management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents.

                  (11) To constitute any trusts with a view to the issue of preferred and deferred or any other special stocks or securities based on, or representing any shares, stocks or other assets, specifically appropriated for the purpose of any such trust, and to settle and regulate, and if thought fit to undertake and execute any such trusts, and to issue, dispose of, or hold any such preferred, deferred, or other special stocks or securities.

                  (12) To give any guarantee in relation to the repayment of any debentures, debenture stock, bonds, obligations, stocks, shares, or other securities, or the payment of any interest or dividends thereon.

                  (13) Generally to carry on business as financiers and to undertake and carry out all such operations and transactions as an individual capitalist may lawfully undertake and carry out.

                  (14) To purchase, take on lease, or in exchange, hire, or otherwise acquire and hold for any estate or interest and work and develop any lands, buildings, easements, rights, privileges, concessions, machinery, patents, plants, stock in trade, and immovable and movable property of any kind.

                                                             [CHOP APPEARS HERE]

                  (15) To build, construct, alter, improve, maintain, develop, work, manage, carry out or control any buildings, factories, warehouses, shops, stores, houses, and other works and conveniences which may seem calculated directly or indirectly to advance the Company's interests and to contribute and subsidize or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control hereof.

                  (16) To borrow or raise or secure the payment of money in such manner as may be thought fit, and for that purpose to issue notes, debentures, or debenture stock, perpetual or redeemable, or to accept bills of exchange or make promissory notes and to secure the repayment or any moneys borrowed or raised or owing by the Company by a charge or lien upon or conveyance of the whole or any part of the Company's property or assets, including its uncalled capital, and to give the lenders and creditors or trusts on their behalf, powers of sale and all other usual and necessary powers.

                  (17) To transact or carry on any kind of agency business, and in particular in relation to the investment of money, the sale of property and the collection and receipt of money.

                  (18) To carry on the business of general importers and exporters, manufacturers, general merchants, commission agents, and wholesale or retail dealers of articles of all kinds and descriptions and whether manufactured or in a raw state and to buy, sell, barter, exchange, or otherwise deal in the same.

                  (19) To apply for, purchase, or otherwise acquire, use, assign, sell and generally deal in patents, patent rights, trade marks, designs, or other exclusive or limited rights or privileges, and to use develop, grant licenses and otherwise turn to account the same, or any interests thereunder, and at pleasure to dispose of the same in any way.

                                                             [CHOP APPEARS HERE]

                  (20) To purchase, take on lease, or otherwise acquire, any mines, mining rights and metaliferous coal, oil, or any other mineral bearing lands in Malaysia or elsewhere, and any interest therein, and to explore, work, exercise, develop, and turn to account the same including power to crush, win, get, acquire, smelt, calcine, refine, dress, amalgamate, manipulate and prepare for market any ore, metal, coal, oil and mineral substances of all kinds and to carry on any other metallurgical operations which may seem conducive to any of the Company's objects, and to buy, sell, manufacture, and deal in, minerals, metals, plant, machinery, instruments, conveniences, provisions, and things, capable of being use in connection with metallurgical operations or required by labourers, workmen and other employed by the Company.

                  (21) To carry on the business of land water transport owners and suppliers, commission agents, shipping agents, and brokers, shippers, freighters, lightermen, wharfingers, forwarding agents, stevedores, labour suppliers, warehousemen, shipbuilders, ship owners, building contractors, insurance agents, and ship chandlers.

                  (22) To carry on all or any of the business of silk mercers, silk weavers, cotton spinners, cloth manufacturers, furriers, haberdashers, hosiers, importers, and wholesale and retail dealers of and in textile fabrics of all kinds, milliners, dressmakers, tailors, hatters, clothiers, outfitters, glovers, lace manufacturers, feather dressers, boot and shoe makers, manufacturers and importers and wholesale and retail dealers of and in matches, soap, biscuits, leather goods, household furniture, ironmongery, turnery, and other household fittings and utensils, ornaments, stationery, and fancy goods, dealers in provisions, drugs, chemicals and other articles and commodities of personal and household use and consumption, and generally of and in all manufactured goods, raw materials, provisions and products.

                  (23) To pay for any property or rights acquired by the Company, either in cash or in fully or partly paid shares, with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by the issue of securities, or partly in one mode and partly in another and generally on such terms as may be arranged or determined.

                                                             [CHOP APPEARS HERE]

                  (24) To carry on in connection with the above such other businesses as may be conveniently or profitably carried on therewith or may usefully employ or turn to account or enhance the value of or render profitable any of the Company's property or rights.

                  (25) To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorized to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm, or company or to acquire an interest in, amalgamate with or enter into any arrangements for sharing profits or for co-operation or for limiting competition or for mutual assistance with any person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or for any property acquired, any shares, debentures, or securities that may be agreed upon and to hold good and retail or sell, mortgage and deal with any shares, debentures or securities so received.

                  (26) To promote any other company for the purpose of acquiring all or any of the property and undertaking and all or any of the liabilities of this Company or of undertaking any business or operations which may appear likely enhance the value of any property or business of this Company and to place or guarantee the placing of, underwrite, apply for, accept and hold or subscribe, the whole or any part of the capital or securities or to lend money to or guarantee the performance of the contract of any such company.

                  (27) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with the whole or any part of the undertaking, property, assets and rights of the Company, either together or in portions for such consideration as may be agreed and in particular for shares, debentures, debenture stock or securities of any company purchasing the same.

                  (28) To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, debenture stock and other negotiable or transferable instruments.

                                                             [CHOP APPEARS HERE]

                  (29) To acquire or obtain from any government or authority, supreme, municipal, local or otherwise, or any corporation, company or person any charters, rights, privileges, and concessions which may be conducive to any of the objects of the Company and to accept, make payments under, carry out, exercise and comply with any such charters, rights, privileges and concessions.

                  (30) To act as agents or brokers and subject to compliance with any restrictions imposed by law as trustees for any person, firm or company and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

                  (31) To grant pensions or gratuities to any past or serving directors, officers, or employees of the Company or to the relations, connections or dependants of any such persons, or to effect and make payment towards insurances in respect of and for the benefit of any such persons and to establish or support associations, institutions, cubs, funds and trusts (whether solely connected with the trade, carried on by the Company or any subsidiary company or not) which may be considered or calculated to benefit any such persons or otherwise advance the interests of the Company or of its members.

                  (32) To remunerate any person, firm or company rendering services to this Company either by cash payment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or in part or otherwise.

                  (33) To pay all or any expenses incurred in connection with the formation and incorporation of the Company or to contract with any person, firm or company to pay the same and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares, debentures or securities of this Company or a company promoted by this Company.

                  (34) To effect insurances against losses, damage, risks and liabilities of all kinds which may affect any person or company having contractual relationship with the Company and to act as agents for insurers and insurance brokers.

                                                             [CHOP APPEARS HERE]

                  (35) To distribute among the members of the Company in kind any property of the Company and in particular any immovable property or any shares, debentures or securities of other companies belonging to this Company or of which this Company may have the power of disposing, but so that no distribution involving a reduction of the capital may be made without such sanctions as may be required by law.

                  (36) To establish branches and agencies for the purposes of the Company.

                  (37) Subject to compliance with the restrictions imposed by law to undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

                  (38) To invest and deal with the moneys of the Company not immediately required upon such securities or without security and in such manner as may from time to time be determined.

                  (39) To appoint from time to time either with full or restricted powers of sub-delegation and either with or without remuneration agents, attorneys, local or Managing Directors, or any persons or corporations under power of attorney or otherwise within or outside Malaysia for the purpose of carrying out and completing all or any of the objects of the Company as mentioned in this Memorandum of Association and of arranging, conducting or managing the business or businesses of the Company or any matter or concern whatsoever in which the Company now is or may from time to time be or become or be about to become interested or concerned with the same or more limited powers than the Directors of the Company have and to delegate such powers.

                  (40)     To amalgamate with any other company.

                  (41) To enter into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concessions or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit this Company to take or otherwise acquire shares and securities of any such company and to sell, hold, re-issue with or without guarantee or otherwise deal with the same.

                                                             [CHOP APPEARS HERE]

                  (42) To cause the Company to be registered or recognized in any foreign country or place.

                  (43) To make donations for patriotic or for charitable purposes.

                  (44) To transact any lawful business in aid of Malaysia in the prosecution of any war or hostilities in which Malaysia is engaged.

                  (45) Unless expressly excluded or modified herein or by the Company's Articles of Association to exercise each and every one of the powers set forth in the Third Schedule to the Companies Act.

                  (46) To do all or any of the above things in any part of the world and either as principals, agents, trustees, contractors, or otherwise and either alone or in conjunction with others, and either by or through local managers, agents, sub-contractors, trustees or otherwise.

                  (47) To do all such other things as are incidental or conducive to the above objects or any of them.

                  And it is hereby declared that the word "company" in this clause except where used in reference to this Company shall wherever the context so permits be deemed to include any partnership or other body of persons whether incorporated or not, and whether domiciled in Malaysia or elsewhere.

Liability of members       4.       The liability of the members is limited.

Capital                    5.       The nominal capital of the Company is
                                    M$25,000/- divided into 25,000 ordinary
                                    shares of M$1/- each. The shares in the
                                    original or any increased capital may be divided into several classes and there may be attached thereto respectively any preferential deferred qualified or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

                                                             [CHOP APPEARS HERE]

         We, the several persons whose names, addresses an descriptions are subscribed are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the company set opposite our respective names.

--------------------------------------------------------------------------------
                                                         Number of shares
         Names, Addresses and Descriptions                 taken by each
                  Of Shareholders                            Subscriber
--------------------------------------------------------------------------------

RONALD KHOO TENG SWEE,

         6, Jalan Delima,  /s/ RONALD KHOO TENG SWEE             One

         Kuala Lumpur               Advocate & Solicitor        (One)

           (I. C. No: 1863474)

TRAVIS AUSTIN PURTLE,  /s/ TRAVIS AUSTIN PURTLE

         'SRI ADILIDA', LOT 1668

         MUKIM ULU KLANG                                          One

         KUALA LUMPUR      Company Executive                     (One)
           (I. C. No: 9528928)

--------------------------------------------------------------------------------


Dated this 19th day of June, 1980


         Witness to the above signatures : -

                                                             /s/ JOHARI RAZAK
                                                                JOHARI RAZAK
                                                           Advocate & Solicitor,
                                                                 No. 2, Benteng,
                                                                    Kuala Lumpur

                                                             [CHOP APPEARS HERE]

                             THE COMPANIES ACT, 1965

                                ----------------

                        PRIVATE COMPANY LIMITED BY SHARES
                                -----------------

                             ARTICLES OF ASSOCIATION
                                       OF

                 HARRIS ADVANCED TECHNOLOGY (MALAYSIA) SDN. BHD.

                                    TABLE "A"

         1. The regulations in Table "A" in the Fourth Schedule to the Act shall not apply to the Company except so far as the same are repeated or contained in these Articles.

                                 INTERPRETATION

         2. In these Articles the words standing in the first column of the Table hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context: -

                  WORDS                              MEANINGS

         The Act.......................     The Companies Act, 1965

         The Statutes .................     The Act and every other Act
                                            Or Ordinance being in force
                                            concerning Joint Stock
                                            Companies and affecting the
                                            Company.

         These Articles ...............     These Articles of Association
                                            or other regulations of the
                                            Company for the time being
                                            in force.

         The Office ...................     The Registered Office of the
                                            Company.

         The Seal .....................     The Common Seal of the
                                            Company.

         Month ........................     Calendar month


         In Writing ...................     Written, printed or lithographed
                                            or visibly expressed in all or any
                                            of these or and other modes of
                                            representing or reproducing words.

         The Directors, or                  The Directors for the time being
             The Board.................     of the Company as a body
                                            or a quorum of the Directors
                                            present at a Meeting of the
                                            Directors.

                                                             [CHOP APPEARS HERE]

         Member .......................     A member of the Company.

         Dividend .....................     Includes bonus.

                  And words importing the singular number only shall include the plural number and vice versa.

                  Words importing the masculine gender only shall include the feminine gender; and

                  Words importing persons shall include corporations.

                  Subject as aforesaid, any words or expressions defined in the Statutes shall bear the same meaning in these Articles.

                                 PRIVATE COMPANY

         3. The Company is a Private Company, and accordingly (a) no invitation shall be issued to the public to subscribe for any shares or debentures of the Company; (b) the number of the member of the Company (not including persons who are in the employment of the Company, and persons who, having been formerly in the employment of the Company, were while in that employment and have continued after the determination of that employment to be, members of the Company) shall be limited to fifty, provided that where two or more persons hold one or more shares in the Company jointly they shall, for the purposes of this Article, be treated as a single member; (c) the right to transfer the share of the Company shall be restricted in manner hereinafter appearing; and (d) no invitation shall be issued to the public to deposit money with the Company for fixed periods or payable at call, whether bearing or not bearing interest.


                                    BUSINESS

         4. Any branch or kind of business which by the Memorandum of Association of the Company or these Articles is either expressly or by implication authorized to be undertaken by the Company may be undertaken by the Directors at such time or times as they shall think fit and further may be suffered by them to be in abeyance whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

         5. The office shall be at such place in Malaysia as the Directors shall from time to time determine.

                                     SHARES

         6. The initial share capital of the Company is M$25,000/- divided into 25,000 ordinary shares of M$1/- each.

                                                             [CHOP APPEARS HERE]

         7. The issued and allotment of shares in the capital of the Company shall be under the control of the Directors and unless otherwise determined by the Company by special resolution or otherwise agreed by the holders of all the shares for the time being issued, all unissued shares shall before issue be offered for subscription by the Directors in the following manner: -

                  a) To all members in proportion to their respective shareholdings by notice in writing specifying the proportionate number of shares each member is entitled to and limiting the time to twenty-eight (28) days within which the offer if not accepted shall be deemed to be declined.

                  b) Any shares declined in the first offer shall be further offered only to the members who have accepted the first offer in full, in proportion to their respective share holdings before the first offer was made, by notice in writing specifying the proportionate number of shares each such member is entitled to and limiting the time to fourteen (14) days within which the offer if not accepted shall be deemed to be declined.

                  c) Subject as aforesaid, all unissued shares shall be at the disposal of the Directors and they may allot, grant options over or otherwise deal with or dispose of the same to such persons, at such times, and generally on such terms as they think proper, but so that no shares shall be issued at a discount except in accordance with Section 59 of the Act.

         8. The Company may pay a commission to any person in consideration of his subscribing, or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Capital of the Company, but such commission shall not exceed 10 per cent of the price at which the shares are issued or an amount equivalent thereto. Any such commission may be paid in whole or in part in cash or fully or partly paid shares of the Company at par as may be arranged, and the Company may, in addition to, or in lieu of, such commission, in consideration of any person so subscribing or agreeing to subscribe, or of his procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company, confer on any such person an option to call within a specified time a specified number or amount of shares in the Company at a specified price not being less than par. The payment or agreement to pay a commission or the conferring of an option shall be in the discretion of the Directors on behalf of the Company. The requirements of Section 54, 58 and 165 of the Act shall be observed, so far as applicable.

                                                             [CHOP APPEARS HERE]

         9. No part of the funds of the Company shall, directly or indirectly, be employed in the purchase of or subscription for or loans upon the security of any shares in the Company. The Company shall not give any financial assistance for the purpose of or in connection with the purchase of or subscription for any shares in the Company or its holding company, if any. Nothing in this Article shall prohibit transactions mentioned in Section 67 (2) of the Act.

         10. Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provisions of any plant which cannot be made profitable for a lengthened period, the Company may pay interest on so much of the Share Capital as is for the time being paid up for the period and subject to the conditions and restrictions mentioned in Section 69 of the Act and may charge the same to capital as part of the cost of the construction of the works or buildings or the provision of the plant.

         11. Except as required by law no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES

         12. Every member shall be entitled without payment to receive within two months after allotment or within one month after lodgment of transfer (or within such period as the conditions of issue shall provide) one certificate in respect of each class of shares held by him for all his shares of that class or several certificates each for one or more of his shares of that class upon payment of $1/- (or such less sum as the Directors shall from time to time determine) for every certificate after the first. Provided that (i) the Company shall not be bound to issue more than one certificate in respect of a share held jointly by several persons and delivery thereof to one of several joint holders shall be sufficient delivery to all such holders and (ii) a Member who has transferred part of his shares comprised in a share certificate shall be entitled to receive without payment and within one month after the lodgment of the transfer of the shares transferred a certificate in respect of the shares not transferred.

                                                             [CHOP APPEARS HERE]

         13. Every certificate for shares or debentures or representing any other form of security shall be under the Seal and shall bear the autographic signatures of one Director and of the Secretary. Every Certificate for shares shall specify the number and class of shares to which it relates and the amount paid up thereon.

         14. If any such certificate shall be worn out, defaced, destroyed or lost it may be renewed on such evidence being produced as the Directors shall require and in the case of wearing out or defacement on delivery up of the old certificate and in the case of destruction or loss or execution of such indemnify (if any) and in either case on payment of such sum not exceeding one dollar as the Directors may from time to time require. In the case of destruction or loss the Member to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss and to such indemnity.

         15. No shareholder shall be entitled to receive any dividend or to be present or vote at any Meeting or upon a poll, or to exercise any privilege as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).


                                JOINT HOLDERS OF SHARES

         16. Where two or more persons are registered as the holders of any share, they shall be deemed to hold the same tenants with benefit of survivorship subject to the following provisions: -

                  a) The Company shall not be bound to register more than four persons as the holders of any share.

                  b) The joint holders of a share be liable severally as well as jointly in respect of all payments which ought to be made in respect of such share.

                  c) On the death of any one of such joint holders the survivors or survivor shall be the only person or persons recognized by the Company as having any title to such share but the Directors may require such evidence of death as they may deem fit.


                                                             [CHOP APPEARS HERE]

                  d) Any one of such joint holders may give effectual receipts for any dividend payable to such joint holders.

                  e) Only the person whose name stands first in the Register as one of the joint holders of any share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to such persons shall be deemed notice to all the joint holders.


                                 LIEN OF SHARES

         17. The Company shall have a first and paramount lien and charges on all the shares not fully paid up registered in the name of a Member (whether solely or jointly with others) for all moneys due to the Company from him or his estate either alone or jointly with any other person, whether a Member or not, and whether such moneys are presently payable or not. The Company's lien (if any) on a share shall extend to all dividends payable thereon.

         18. For the purpose of enforcing such lien the Directors may sell all or any of the shares subject thereto in such manner as they think fit, but no sale shall be made until such time as the moneys are presently payable and until a Notice in writing stating the amount due and demanding payment and giving notice of intention to sell in default shall have been served in such a manner as the Directors shall think fit on such Member or the person (if any) entitled by transmission to the shares, and default in payment shall have been made by him or them for seven days after the date of such notice.

         19. The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due and the residue (if any) shall be paid to the Members of the person (if any) entitled by transmission to the shares provided always that the Company shall be entitled to a lien upon such residue in respect of any money due to the Company but not presently payable like to that which it had upon the shares immediately before the sale thereof.

         20. To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser and the Directors may enter the purchaser's name in the Register as holder of the shares and the purchaser shall not be bound to see to the regularity or validity of or be affected by any irregularity or invalidity in the proceedings or be bound to see to the application of the purchase money and after his name has been entered in the Register the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale be in damages only and against the Company exclusively.

                                                             [CHOP APPEARS HERE]

                                 CALLS OF SHARES

         21. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares or on any class of their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times: and each member shall (subject to his having been given at least fourteen days' notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be made payable by installments. A call may be revoked or postpones as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed.

         22. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

         23. If before or on the day appointed for payment thereof a call payable in respect of a share is not paid, the person from whom the amount of the call is due shall pay interest on such amount at the rate of 5 per cent per annum from the day appointed for payment thereof to the time of actual payment, and shall also pay all costs, charges and expenses which the company may have incurred or become liable for in order to procure payment of or in consequence of the non-payment of such call or installment but the Directors shall be at liberty to waive payment of interest, costs, charges and expenses wholly or in part.

         24. Any sum which by the terms of allotment of a share is made payable upon issue of at any fixed date whether on account of the nominal value of the share or by way of premium and any installment of a call for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment and in the case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like and all other relevant provisions of the Statutes or of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

         25. The Directors may from time to time make arrangements on the issue of shares for a difference between the holders of such shares in the amount of call to be paid and in the time of payment of such calls.


                                                             [CHOP APPEARS HERE]

         26. The Directors may if they think fit receive from any shareholder willing to advance the same all or any part of the moneys due upon his shares beyond the sums actually called up thereon and upon all or any of the moneys so advanced the Directors may (until the same would but for such advance become presently payable) pay or allow such interest as may be agreed upon between them and such shareholder in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up. Except in liquidation, sums paid in advance of calls shall not, until the same would but for such advance have become payable, be treated as paid up on the shares in respect of which they have been paid.

                               TRANSFER OF SHARES

         27. Subject to the restrictions of these Articles, any Member may transfer all or any of his shares but every transfer must be in writing in the form approved by the Stock Exchange of Malaysia and Singapore and must be left at the office accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may require to prove the title of the intending transferor.

         28. The instrument of transfer of a share shall be signed both by the transferor and the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

         29. No share shall in any circumstances be transferred to any infant, bankrupt or person of unsound mind. An instrument of transfer must be in respect of only one class of shares.

         30. The Company shall provide a book to be called "Register of Transfers" which shall be kept by the Secretary under the control of the Directors, and in which shall be entered the particulars of every transfer or transmission of every share.

         31. The Directors may, in their discretion and without assigning any reason therefore, refuse to register the transfer of any share, whether or not it is a fully paid share, and whether or not the Company claims lien on the same.

         32. If the Directors refuse to register a transfer they shall within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

         33. All instruments of transfer that shall be registered be retained by the Company.

                                                             [CHOP APPEARS HERE]

         34. Any instrument of transfer that the Directors may decline to register shall be returned to the person who tendered the same for registration, unless the Directors suspect fraud.

         35. Such use, not exceeding One dollar for each transfer, as the Directors may from time to time determine, may be charged for registration of a transfer.

         36. The register of transfer may be closed during the fourteen days immediately preceeding every Annual General Meeting of the Company, and at such other times (if any) and for such period as the Directors may from time to time determine, provided always that it shall not be closed for more than thirty days in any years.

                             TRANSMISSION OF SHARES

         37. In the case of the death of a member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

         38. Any person becoming entitled to a share in consequence of the death or bankruptcy of any member may, upon producing such evidence or title as the Directors shall require, be registered himself as holder of the share, or, subject to the provisions as to transfers herein contained, transfer the same to some other person.

         39. A person entitled to a share by transmission shall be entitled to receive, and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices or, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member, unless and until he shall become a member in respect of the share.

                              FORFEITURE OF SHARES

         40. (1) If Member fails to pay the whole or any part of any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest and expenses which may have accrued by reason of such non-payment.

                                                             [CHOP APPEARS HERE]

                  (2) The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made. It shall also name the place where payment is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

         41. If the requirements of any such notice as aforesaid are not complied with any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

         42. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture notwithstanding that they have been declared.

         43. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

         44. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

         45. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares; but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

                                                             [CHOP APPEARS HERE]

         46. Notice of any forfeiture shall be given to the holder of the share forfeited or to the person entitled by transmission to the share forfeited as the case may be. An entry of the forfeiture with the date thereof shall be made in the Register of Members opposite to the share. The provisions of this Article are directory only, and no forfeiture shall be in any manner invalidated by any omission or give such notice or to make such entry as aforesaid.

         47. A statutory declaration in writing that the declarant is the Director or the Secretary of the Company and that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the shares.

                         CONVERSION OF SHARES INTO STOCK

         48. The Company in General Meeting may convert any paid-up shares into stock and may from time to time reconvert such stock into paid-up shares of any denomination.

         49. When any shares have been converted into stock the several holders of such stock may transfer their respective interests therein or any part of such interests in such manner as the Company in General Meeting shall direct, but in default of any such direction then in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances will admit. But the Directors may if they think fit from time to time fix the minimum amount of stock transferable; provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

         50. The several holders of stock shall be entitled to participate in the dividends and profits of the company according to the amount of their respective interests in such stock and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purposes of voting at meetings of the Company and for other purposes as if they held the shares from which the stock arose, but so that none of such privileges or advantages, except the participation in the dividends, profits and assets of the company, shall be conferred by any such aliquot part of consolidated stock as would not, if existing in shares, have conferred such privileges or advantages.

                                                             [CHOP APPEARS HERE]

         51. All such provisions of the Articles as are applicable to paid up shares shall apply to stock and in all such provisions the word "shares" and "shareholder" shall include "stock" and "stockholder".

                               INCREASE OF CAPITAL

         52. The Company may from time to time by Ordinary Resolution, whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not increase its capital by the creation and issue of new shares, such aggregate increase to be of such amount and to be divided into shares of such respective amounts as the Company by the resolution authorizing such increase directs. The new shares shall be upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct, and if no direction by given as the Directors shall determine, and in particular, such new shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special or restricted right of voting.

         53. Subject to the other provisions of these Articles any shares created by any increase in capital as aforesaid shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Directors may determine.

         54. Subject to any directions, that may be given in accordance with the powers contained the Memorandum of Association or these Articles, any capital raised by the creation of new shares shall be considered as part of the original capital and as consisting of ordinary shares and shall be subject to the same provisions with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as if it has been part of the original capital.

                             ALTERATIONS OF CAPITAL

         55.     (1) The Company may by Ordinary Resolution:

                 (a) consolidate and divide its capital into shares of larger amount than its existing shares; or

                                                             [CHOP APPEARS HERE]

                  (b) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; or

                  (c) by subdivision of its existing shares or any of them divide its capital or any part thereof into shares of smaller amount than is fixed by its Memorandum of Association and so that as between the holders of the resulting shares one or more of such shares may by the resolution by which the subdivision is effected be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares; or

                  (d) And may be special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorized and consent required by law.

                  (2) Anything done in pursuance of this Article shall be done in manner provided and subject to any conditions imposed by the Statutes or so far as they shall not be applicable in accordance with the terms of the resolution authorizing the same or, so far as such resolution shall not be applicable, in such manner as the Directors deem most expedient.

                          MODIFICATION OF CLASS RIGHTS

         56. Subject to the provisions of Section 65 of the Act, all or any of the special rights or privileges attached to any class of shares in the Capital of the Company for the time being may, at any time, as well before as during liquidation, be modified, varied, altered or abrogated, either with the consent in writing of the holders of not less than three-fourths of the issued shares of the class, or with the sanction of Special Resolution passed at a separate General Meeting of the holders of shares of the class, and all the provisions contained in these Articles relating to General Meetings shall mutatis mutandis apply to every such meeting, but so that the quorum thereof shall be not less than two persons personally

                                                             [CHOP APPEARS HERE]
present and holding or representing by proxy one-quarter of the issued shares of the class, and that any holder of shares of the class present in person or by proxy, shall on a poll be entitled to one vote for each share of the class held by him, and if at any adjourned meeting or such holders such quorum as afore said is not present, any two holders of shares of the class who are personally present shall be a quorum. The Director shall comply with the provisions of
Section 154 of the Act as to forwarding a copy of any such Consent or Resolution to the Registrar of Companies.

                                GENERAL MEETINGS


         57. The Company shall in each calendar year hold a General Meeting as its Annual General Meeting as its Annual General in addition to any other meetings in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

         58. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

         59. The Directors may whenever they think fit convene an Extraordinary General Meeting and an Extraordinary General Meeting shall also be convened on such requisition or in default may be convened by such requisitionist as provided for by Section 144 of the Act. If at any time there are not within Malaysia sufficient Directors capable of action to form a quorum at a meeting of Directors any Director or any two Members may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which such a meeting may be convened by the Directors.

         60. The time and place of any meeting shall be determined by the convenors of the meeting.

                           NOTICE OF GENERAL MEETINGS

         61. An Annual General Meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least. Any other meeting of the Company shall be called by fourteen days' notice in writing at the least.

                                                             [CHOP APPEARS HERE]

         Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed by the all the members having the right to attend and vote at the meeting.

         62. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and the hour of meeting and in case of special business the general nature of the business.

         63. The notice convening a meeting to consider a special resolution shall specify the intention to propose the resolution as a special resolution.

         64. In every notice calling a meeting they shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him.

         65. (1) Notice of every General Meeting shall be given in any manner authorised by these Articles to :-

                  (a) every Member holding shares conferring the right to attend and vote at the meeting who at the time of the convening of the meeting shall have paid all calls or other sums presently payable by him in respect of shares in the Company; and

                  (b)      the auditors of the Company.


                  (2) No other person shall be entitled to receive notices of General Meetings; provided that if the meeting be called for the alteration of the Company's objects, the provisions of Section 28 of the Act regarding notices to debenture holders shall be complied with.


         66. The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings at the meeting.


                         PROCEEDINGS AT GENERAL MEETINGS

         67. All business shall be deemed special that is transacted at an Extraordinary General Meeting and also all that is transacted at an Annual General Meeting with the exception of the consideration of the accounts, balance sheets and reports (if any) of the Directors and Auditors,


                                                             [CHOP APPEARS HERE]
the fixing of the remuneration of Directors, the election of Directors in the place of those retiring by rotation, the declaration of dividends and the appointment of and the fixing of the remuneration of the Auditors.

         68. Two members present in person or by proxy shall be a quorum for a General Meeting and no business shall be presented at any General Meeting unless the quorum requisite is present at the commencement of the business. A corporation being a member shall be deemed to be personally present if represented in accordance with the provisions of Article 83.

         69. If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, the meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, them Members present shall be a quorum.

         70. The Chairman (if any) of the Board of Directors shall preside as Chairman at every General Meeting, but if there be no such Chairman, or it at any meeting he shall be not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the members present shall choose some Director, or if no Director be present, or is all the Directors present decline to take the chair one of themselves to be Chairman of the meetings.

         71. The Chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned fro thirty-day or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give notice of an adjournment or of the business to be transacted at an adjourned meeting

         72. At every General Meeting a Resolution put to the vote of the meeting shall be decided on a show of hands by the members present in person and entitled to vote, unless before or upon the declaration of the result of the show of hands a poll be demanded by the Chairman of

                                                             [CHOP APPEARS HERE]
the meeting or by any member present in person or by proxy, and entitled to vote. Unless a poll be so demanded, a declaration by the Chairman of the meeting that a Resolution has been carried, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such Resolution.

         73. In the case of an equality of votes whether on a show of hands or on a poll as aforesaid, the Chairman shall be entitled to a second or casting vote in addition to the vote or votes to which he may be entitled as a member.

         74. If a poll is demanded as aforesaid it shall be taken in such manner and at such time and place as the Chairman of the meeting directs and either at once or after an interval or adjournment or otherwise and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote the Chairman shall determine the same and such determination made in good faith shall be final and conclusive.

         75. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

         76. No poll shall be demanded on the election of a Chairman of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting and without adjournment.

         77. If at any General Meeting any votes shall be counted which ought not to have been counted or might have been rejected, the errors shall not vitiate the result of the voting unless it be pointed out at the same meeting, and be of sufficient magnitude to vitiate the result of the voting.

                                VOTES OF MEMBERS

         78. Subject to any special right or restriction for the time being attaching to any special class of shares in the capital of the Company, every Member shall have one vote for every share held by him.

                                                             [CHOP APPEARS HERE]

         79. If any Member be a lunatic, idiot or non compos mentis he may vote by his committee, curator bonis, or other legal curator and such last mentioned persons may give their votes by proxy but no person claiming to vote pursuant to his Article shall do so unless such evidence as the Directors may require of his authority shall have been deposited at the office not less than forty-eight hours before the time for holding the meeting at which he wishes to vote.

         80. If two or more persons are jointly entitled to a share then, in voting upon any question, the vote of a senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

         81. Save as herein expressly provided, no other person other than a Member duly registered and who shall have paid everything for the time being due from him and payable to the Company in respect of his shares shall be entitled to be present or to vote on any question, either personally or by proxy at any General Meeting.

         82. Votes may be given either personally or by proxy attorney or representative. A proxy need not be a Member of the Company.

         83. Any corporation which is a Member of this Company may, by resolution of its directors, authorize any person to act as its representative at any meeting of this Company; and such representative shall be entitled to exercise the same powers on behalf of the Company which he represents as if he had been an individual shareholder.

         84. An instrument appointing a proxy shall be in any usual or common form or in any other form that the Directors shall approve.

         85. (1) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or in some other manner approved by the Directors.

                                                             [CHOP APPEARS HERE]

                  (2) An instrument appointing a proxy executed in Malaysia or the Republic of Singapore need not be witnessed. The signature to an instrument appointing a proxy executed outside the Republic of Singapore and Malaysia shall be attested by a Solicitor, Notary Public, Counsel or Magistrate but the Directors may from time to time waive or modify this requirement either generally or in a particular case or cases.

         86. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power or authority shall be deposited at the Office or at such other place within Malaysia as is specified for that purpose in the notice convening the meeting at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting as the case may be; otherwise the person so named shall not be entitled to vote in respect thereof.

         87. The instrument appointing a proxy shall be deemed to confer authority generally to act at the meeting for the member given the proxy.

         88. Unless otherwise directed by the Chairman, a vote given in accordance with the terms of any instrument of proxy shall be treated as valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

                                    DIRECTORS

         89. (1) Until otherwise determined by a General Meeting the number of Directors shall not be less than two.

                  (2) The first Directors shall be RONALD KHOO TENG SWEE and TRAVIS AUSTIN PURTLE.

         90. The Company may from time to time by special resolution increase or decrease the maximum and the minimum number of the Directors, but the minimum number of Directors shall not be less than two.

         91. A Director need not be a member of the Company, but shall be entitled to receive notice of and to attend all General Meetings of the Company.

                                                             [CHOP APPEARS HERE]

         92. The Directors may, at any time, and from time to time, appoint any person to be a Director, either to fill a casual vacancy, or by way of addition to their number, provided that the number of Directors shall not at any time exceed maximum number fixed by, or in accordance with, these Articles.

         93. (1) A Director who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 131 of the Act.

                  (2) A Director shall not vote in respect of any contract or arrangement in which he is interested and if he shall do son in his vote shall not be counted nor save as provided by paragraph (4) this Article shall he be counted in the quorum present at the meeting, but either or these prohibitions shall apply to:-

                  (a) any arrangement for giving any Director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the Company; or

                  (b) to any arrangements for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company for which the Director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of security; or

                  (c) any contract of a Director to subscribe for or underwrite shares or debentures of the Company; or

                  (d) any contract or arrangement with any other Company in which he is interested only as a Director or an officer of the Company or as a holder of shares or other securities; and these prohibitions may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract arrangement or transaction by the Company by ordinary resolution.

                                                             [CHOP APPEARS HERE]

                  (3) A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as a Vendor, purchaser or otherwise. No such contract and no contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested shall be liable to be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

                  (4) A Director notwithstanding his interest may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

                  (5) A Director of the Company may with the consent of the Board be or become a Director or other officer of or otherwise interested in any Company promoted by the Company or in which the Company may be interested as a shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of or from his interests in such Company unless the Company otherwise directs.

         94. The Director shall keep Registers as required by Sections 134 and 141 of the Act.

         95. The remuneration of the Directors shall from time to time determined by the Company in General Meeting.

         96. If any Director being willing shall be called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company the Company may remunerate the Director so doing either by a fixed sum or by a percentage of profits or otherwise (but no turnover) as may be determined by the Directors and such remuneration may be either in addition to or in substitution for his or their share in the remuneration above provided.

                                                             [CHOP APPEARS HERE]

         97. The Company may by ordinary resolution of which notice has been given to all members entitled to receive notices remove any Director from office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

         98. (1) The Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately preceding Article.

                  (2) Without prejudice to the powers of the Directors in his behalf the Company may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

                               MANAGING DIRECTORS

         99. The Directors may from time to time appoint one or more of their body to the Office of Managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. The appointment of a Managing Director shall be automatically determined if he ceases from any cause to be a Director.

         100. A Managing Director shall subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission or participation in profit, or partly in one way and partly in another) as the Directors may determine.

         101. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

                                    SECRETARY

         102. The Secretary or Joint Secretaries shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit; and any Secretary or Joint Secretary so appointed may be removed by them.

                                                             [CHOP APPEARS HERE]

         103. (1) A provision of the Act or these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting as Director and as or in place of the Secretary.

                  (2) A provision of the Act or these Articles requiring or authorizing a thing to be done by or to the Secretary shall be satisfied by its being done by or to one or more of the Joint Secretaries if any for the time being appointed by the Directors.

                                    THE SEAL

         104. The Directors shall provide for the safe custody of the Seal which shall only be used by the authority of the Directors or of a committee of the Directors or of a committee of the Directors authorized by the Directors in that behalf; and every instrument to which the Seal shall be affixed shall be signed by one Director and shall be counter-signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.


         105. The Company may exercise all the powers conferred by Section 35 of the Act to have an official seal for use abroad an such official seal shall be affixed by the authority and in the presence of and the instruments sealed therewith shall be signed by such persons as the Directors shall from time to time by writing under the Seal appoint.

                          POWER AND DUTIES OF DIRECTORS

         106. (1) The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to the provisions of the Act and these Articles and to such regulations being not inconsistent with the said provisions and Articles as may be prescribed by the Company in General Meeting; but no regulations made by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

                  (2) Without prejudice to the generality of the foregoing sub-clause the Directors may on behalf of the Company pay a gratuity pension or allowance to any employee or ex-employee, Director or former Director, or the wife, widow or other dependant of an employee or ex-employee Director or former Director in such manner and to such extent as the Directors shall think fit and for

                                                             [CHOP APPEARS HERE]
these purposes the Directors may if thought fit either alone or in conjunction with any other persons constitute and contribute to a scheme or trust for the purpose of providing any such gratuity pension or allowance and take out policies of insurance and pay the premiums reserved thereby.

         107. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as a security for any debt, liability or obligation of the Company or of any third party.

         108. The Directors may delegate any of their powers other than the powers to borrow and make calls to Committees consisting of such Members of their body as they think fit. Any Committee so formed shall in the exercise of the power so delegated conform to any regulations that may from time to time be imposed upon them by the Board.

         109. The Directors from time to time and at any time may establish any local boards or agencies for managing any of the affairs of the Company either in Malaysia or elsewhere and may appoint any persons to be members of such local boards or any managers, inspectors or agents and may fix their remuneration and may delegate to any local board, manager, inspector or agent any of the powers, authorities and discretions vested in the Directors with powers to sub-delegate and may authorize the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit and the Directors may remove any person so appointed and may annul or vary such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Every Director while present in the country or territory in which any such local board or any committee thereof shall have been established shall be ex-officio a member thereof and entitled to attend and vote at all meetings thereof held while he is present in such country or territory.

                                                             [CHOP APPEARS HERE]

         110. The Directors may, at any time, and from time to time, by power of attorney under the Seal, appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles), and for such period and subject to such conditions as the Directors may from time to time think fit, and such appointment may (if the Directors think fit) be made in favor of the members or any of the members of any local board established as aforesaid, or in favor of and body corporate or of the members, directors, nominees or managers of any body corporate or unincorporated, or otherwise in favor of any fluctuating body of persons, whether nominated directly or indirectly by the Directors, and any such power of attorney may contain such powers for the protection or convenience of persons dealing with such attorney as the Directors may think fit.

         111. Any such delegate or attorney as aforesaid may be authorized by Directors to sub-delegate all or any of the powers, authorities or discretions for the time being vested in him.

         112. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments in which the Company is in any way concerned or interested and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

         113. The Company may exercise the powers conferred upon the Company by
Section 164 of the Act with regard to the keeping of a Branch Register, and the Directors may (subject to the provisions of that Section) make and vary such regulations as they may think fit respecting the keeping of any such Register.

         114. The office of a Director shall be vacated:-

                  a) If a receiving order is made against him or he makes any arrangements or composition with his creditors.

                  b)       If he becomes of unsound mind.

                  c) If he absents himself from the meetings of the Directors during a continuous period of three months without special leave of absence from the Board of Directors and they pass a resolution that he has by reason of such absence vacated office.

                                                             [CHOP APPEARS HERE]

                  d) If by the notice in writing to the Company he resigns his office.

                  e) If he is prohibited from being a Director by an order made under Sections 125 or 130 of the Act.

                  f) If he is removed from office pursuant to a resolution passed under the provisions of Article 97.

                  g) If he be requested in writing by a majority of the other Directors for the time being to vacate office.

                  h) If he ceases to be a Director by virtue of Section 124 of the Act.


                      POWER TO APPOINT ALTERNATE DIRECTORS

         115. A Director may with the approval of the other Directors appoint any person to be an alternate Director and such appointment shall have effect and such appointee whilst he holds office as an alternate Director shall be entitled to notice of meetings of Directors and to attend and vote thereat accordingly but he shall not be entitled to ordinary remunerations which shall continue to be payable to his appointor as if no such appointment had been made. As alternate Director he shall ipso facto vacate office if and when the appointor vacates office as a Director or removes the appointee from office and any appointment under this clause shall be effected by notice in writing under the hand of the Director making the same.

                            PROCEEDINGS OF DIRECTORS

         116. The Directors or any Committee of Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business. Unless otherwise determined two shall be a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

         117. A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Directors by notice served upon the several Members of the Board.


                                                             [CHOP APPEARS HERE]

         118. The Directors or any Committee of the Directors may from time to time elect a Chairman who shall preside at their meetings, but if no such Chairman be elected or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same a substitute for that meeting shall be appointed by such meeting from among the Directors present.

         119. The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the minimum number fixed by or pursuant to these Articles, the continuing Directors or Director may act for the purpose of appointing sufficient Directors to bring the Board up to that number or of summoning a General Meeting of the Company notwithstanding that there shall not be a quorum, but no other purpose.

         120. All acts bona fide done by any meeting of Directors or by Committee of Directors or by any person acting as a director shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

         121. A resolution in writing signed by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a Committee of the Directors. Any such resolution may be contained in a single document or may consist of several documents all in like form.

         122. The Directors shall cause proper minutes to be made in books to be provided for the purpose of all appointments of offices made by the Directors, of the proceedings of all meetings of Directors and Committees of Directors and of the attendances thereat and of the proceedings of all meetings of the Company and all business transacted, resolutions passed and orders made at such meetings and any such minute of any meeting, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting of the Company or Directors of Committee as the case may be, shall be sufficient evidence without any further proof of the facts therein stated.

         123. Subject to the Act any resolution passed by the Directors notice whereof shall be given to the members in the manner in which notices are herein directed to be given and


                                                             [CHOP APPEARS HERE]
which shall within one month after it shall have been so passed be ratified and confirmed in writing by members entitled to three-fourths of the votes shall be as valid and effectual as a resolution of a General Meeting but this clause shall not apply to a resolution for winding up the Company or to a resolution passed in respect of any matter which by the Act or these presents ought to be dealt with by a special or extraordinary resolution.

         124. Notice of every Directors' meeting shall be sent to each Director and/or alternate Director.

                              DIVIDENDS AND RESERVE

         125. Subject to any rights or privileges for the time being attached to any shares in the capital of the Company having preferential, deferred or other special rights in regard to dividends, the profits of the Company which it shall from time to time be determined to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company in proportion to the amounts paid up thereon respectively otherwise than in advance of calls.

         126. The Directors may before recommending any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund which shall at the discretion of the Directors be applicable for meeting contingencies, for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining any works connected with the business of the Company or shall be as to the whole or in part applicable for special dividends or for equalizing dividends or for distribution by way of special dividend or bonus on such terms and in such manner as the Directors shall from time to time determine and the Directors may divide the reserve fund into separate funds for special purposes and may invest the sums from time to time carried to the credit of such fund or funds upon such securities (other than the share of the Company) as they may select.

         127. The Directors may, with the sanction of a General Meeting, from time to time declare dividends, but no such dividend shall (except as by the Statutes expressly authorized) be payable otherwise than out of the profits of the Company.

                                                             [CHOP APPEARS HERE]

No higher dividend shall be paid than is recommended by the Directors and a declaration by the Directors as to the amount of the profits at any time available for dividends shall be conclusive. The Directors may, if they think fit, and if in their opinion the position of the Company justifies such payment, without any such sanction as aforesaid, from time to time declare and pay an interim dividend, or pay any preferential dividends on shares issued upon the terms that the preferential dividends thereon shall be payable on fixed dates.

         128. With the sanction of a General Meeting, dividends may be paid wholly or in part in specie, and may be satisfied in whole or in part by the distribution amongst the members in accordance with their rights of fully paid shares, stock or debentures of any other Company, or of any other property suitable for distribution as aforesaid. The Directors shall have full liberty to make all such valuations, adjustments and arrangements, and to issue all such certificates or documents of title as may in their opinion be necessary or expedient with a view to facilitating the equitable distribution amongst the members of the dividends or portions dividends to be satisfied or to give them the benefit of their proper shares and interests in the property, and no valuation adjustment or arrangement so made shall be questioned by member.

                     CAPITALISATION OF PROFITS AND RESERVES

         129. (1) The Company in General Meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of the Company's reserve funds or to the credit of the profit and loss account or otherwise available for distribution; and accordingly that such sum be set free for the distribution amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members or their nominees in the proportion aforesaid or partly in the one way and partly in the other and the Directors shall give effect to such resolution.


                                                             [CHOP APPEARS HERE]

                  Provided that a capital redemption reserve fund may, for the purpose of this Article, only be applied in paying up of unissued shares to be issued to Members as fully paid bonus shares.

                  (2) Whenever such resolutions as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the amounts resolved to be capitalized thereby and all allotments and issues of fully paid shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision for the satisfaction of the right of any Member under such resolution to a fractional part of a share by the issue of fractional certificates or by payment in cash or otherwise as they think fit and also to authorize any person to enter on behalf of the Members entitled thereto or their nominees into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares to which they may be entitled upon such capitalization; and any agreement made under such authority shall be effective and binding on all such members and their nominees.

         130. The Directors may deduct from any dividend or other moneys payable in respect of any share held by a member, either alone or jointly or jointly with any other member, all such sums of money (if nay) as may be due and payable by him either alone or jointly with any other person to the Company on account of calls or otherwise.

         131. A transfer of a share shall not pass the right to any dividend declared in respect thereof before the transfer has been registered.

         132. Any dividend, installment of dividend or interest in respect of any share may be paid by cheque or warrant payable to the order of the member entitled thereto, or (in the case of joint holders) of that member whose name stands first on the register in respect of the joint holding. Every such cheque or warrant shall (unless other-wise directed) be sent by post to the last registered address of the member entitled thereto, and the receipt of the person whose name appears on the register of members as the owner of any share, or in the case of joint holders, of any one of such holders, or of his or their agent duly appointed in writing, shall be a good discharge to the Company for all dividends or other payments made in respect of such share. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

                                                             [CHOP APPEARS HERE]

         133. No unpaid dividend or interest shall bear interest as against the Company.

                                    ACCOUNTS

         134. The Directors shall cause proper books of account to be kept with respect to:-


                  (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure take place;

                  (b)      all sales and purchases of goods by the Company; and

                  (c) the assets and liabilities of the Company. Such books of account give a true and fair view of the state of the Company's affairs and explain its transactions.

         135. The books of account shall be kept at the Office, or, subject to
Section 167 of the Act, at such other place or places as the Directors think fit and shall always be open to the inspection of the Directors.

         136. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by a resolution of the Company in General Meeting.

         137. The Directors shall from time to time in accordance with Section 169 of the Act cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets and reports as are referred to in that Section.

         138. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting together with a copy of the Auditor's report shall not less than twenty-one days before the date of the meeting be delivered or sent by post to every Member of and every holder of debentures of the Company. Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

                                                             [CHOP APPEARS HERE]

                                      AUDIT

         139. Auditors shall be appointed and their duties regulated in accordance with Section 8, 9, 172 and 174 of the Act.

                                     NOTICES

         140. A notice or other document may be served by the Company upon any member, either personally, or by sending it through the post in a prepaid letter, envelope or wrapper, or by cable, addressed to such member at his address as appearing in the Register.

         141. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share.

         142. Any Member described in the Register of Members by an address not within Malaysia who shall from time to time give the Company an address within Malaysia at which notices may be served upon him shall be entitled to have served upon him at such address any notice to which he would be entitled under these Articles but, save as aforesaid, no Member other than a Member described in the Register of Members by an address within Malaysia shall be entitled to receive any notice from the Company.

         143. Subject to the provisions of Article 123 any document other than a notice requiring to be served on a member may be served in like manner as a notice may be given to him under these Articles.

         144. Any document other than a notice requiring to be served on a Member, may be served in like manner as a notice may be given to him under these Articles. Subject to the provisions of Article 13 the signature to any such notice or document may be written or printed.

         145. Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper or by cable, addressed to the Company or to such officer at the Office.

         146. Any notice or other document shall be deemed to have been served, if served by post, on the fourth day after dispatch and, if served by cable, twenty-four hours after dispatch, and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed and put into the post as a prepaid letter or cable.

                                                             [CHOP APPEARS HERE]

         147. Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being entered on the Register shall be duly given to the person from who he derives his title to such share.

         148. Any notice or document served upon or sent to, or left at the registered address of, any member in pursuance of these Articles, shall, notwithstanding that such member be then deceased or bankrupt, and whether or not the Company has notice of his deceased or bankruptcy be deemed to have been duly served in respect of any share held by such member, whether held solely or jointly with other persons, until some other person be registered in his stead as the holder or joint holder of such share, and such service shall, for all purposes of these Articles, be deemed a sufficient service of such notice or document on his executors, administrators or assigns, and all persons (if any) jointly interested with him in such share.


                                   WINDING UP

         149. If the Company shall be wound up, subject to due provision being made satisfying the claims of any holders of shares having attached thereto any special rights in regard to the repayment of capital, the surplus assets shall be applied in repayment of the capital paid up or credited as paid up on the Ordinary Shares at the commencement of the winding up.

         150. If the Company shall be wound up, the Liquidators may, with the sanction of an extraordinary resolution, divide among the members in specie any part of the asset of the Company and any such division may be otherwise than in accordance with the existing rights of the Members, but so that if any division is resolved on otherwise than in accordance with such rights, the Members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to Section 270 of the Act. A special resolution sanctioning a transfer or sale to another Company duly passed pursuant t the said section may in like manner authorize the distribution of any shares or other consideration receivable by the Liquidators amongst the Members otherwise than in accordance with their existing rights; and any such determination shall be binding upon all the Members subject to the right of dissent and consequential rights conferred by the said Section.

                                                             [CHOP APPEARS HERE]

         151. In the event of a winding up of the Company every member of the Company who is not for the time being in Malaysia shall be bound, within fourteen days after the passing of an effective Resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some householder in Malaysia upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the Liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the Liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertisement in "The Straits Times" or by a registered letter sent through the post and addressed to such member at his address as appearing in the Register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

                                    INDEMNITY

         152. Every Director, Managing Director, Agent, Auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 354 of the Act in which relief is granted to him by the Court.


                                                             [CHOP APPEARS HERE]

--------------------------------------------------------------------------------

Names, Addresses and Descriptions of Subscribers

--------------------------------------------------------------------------------


RONALD KHOO TENG SWEE
                                                /s/ RONALD KHOO TENG SWEE
       6 Jalan Delima,

       Kuala Lumpur                                     Advocate & Solicitor
       (I.C. No: 1863474)



TRAVIS AUSTIN PURTLE

                                                /s/ TRAVIS AUSTIN PURTLE
       "Sri Adilida", Lot 1668,

       Mukim Ulu Klang

       Kuala Lumpur                                     Company Executive
       (I.C. No: 9528928)


--------------------------------------------------------------------------------

         Dated this 19th day of June, 1980

              Witness to the above signatures:-

                                                        /s/ JOHARI RAZAK
                                                          JOHARI RAZAK
                                                        Advocate & Solicitor
                                                           No. 2, Benteng
                                                           Kuala Lumpur

                                                             [NOTE APPEARS HERE]